AMENDED AND RESTATED
                               MULTIPLE CLASS PLAN
                                       OF
                           THE PHOENIX-ENGEMANN FUNDS

                  SECTION 1. General. This Multiple Class Plan (the "Plan") adopted in accordance with Rule 18f-3 promulgated under the Investment Company Act of 1940, as amended (the "Investment Company Act"), shall govern the terms and conditions under which The Phoenix-Engemann Funds (the "Trust") may issue separate classes of shares representing interests in the Trust's series of portfolios (the "Funds") listed on Appendix A. To the extent that a subject matter herein is covered by the Trust's Agreement and Declaration of Trust or Bylaws, the Agreement and Declaration of Trust and/or Bylaws will control in the event of any inconsistencies with the descriptions herein.

                  SECTION 2. Rights and Obligations. Except as set forth herein, all classes of shares issued in respect to a Fund have identical voting, dividend, liquidation and other right, preferences, powers, restrictions, limitations, qualifications, designations, and terms and conditions. The only difference among the various classes of shares relate solely to the following factors: (a) each class may be subject to different class expenses as discussed under Section 4 of this Plan; (b) each class may bear different identifying designations; (c) each class will have exclusive voting rights with respect to matters pertaining to any distribution plans adopted pursuant to Rule 12b-1 under the Investment Company Act (see Section 7 below); (d) each class may have different exchange privileges; and (e) certain classes may provide for the conversion of such class into another class.

                  SECTION 3. Classes of Shares and Designation Thereof. Each Fund may offer any or all of the following classes of shares:

                           (a) Class A Shares. "Class A Shares" will be sold at
                  net asset value plus a front-end sales load. The sales load will be subject to reductions or elimination for larger purchases, under a quantity discount, under a right of accumulation, or under a letter of intent. The front-end sales load will be subject to certain other deductions permitted by
                  Section 22(d) of the Investment Company Act.

                           Class A Shares also will be subject to a service fee
                  in an amount, computed and prorated on a daily basis, equal to 0.25% per annum of the Class A Shares' average daily net assets, payable to broker-dealers and other service providers, including Roger Engemann & Associates, Inc. (the "Manager") for shareholder accounts not serviced by other service providers, pursuant to services agreements.


                           (b) Class B Shares. "Class B Shares" will be sold to
                  investors at net asset value without the imposition of a front-end sales load. However, an investor's proceeds from a redemption of Class B Shares made within five (5) years after their purchase (the "CDSC Period") generally will be subject to a Contingent Deferred Sales Charge ("CDSC") payable to Phoenix Equity Planning Corp. (the "Distributor"). The CDSC Period and CDSC schedule are set forth in Appendix B hereto. No CDSC will be imposed on (1) redemptions of Class B Shares that occur more than six years after the end of the calendar month in which such shares were purchased; (2) shares derived from reinvestment of dividends and distributions attributable to Class B Shares; or (3) amounts representing an increase in the value of the shareholder's account resulting from capital appreciation above the amount paid for the shares purchased during the CDSC Period. As a result, in effect, the amount of the CDSC applicable to Class B Shares will be assessed on an amount equal to the lesser of the then current market value or the original cost of the Class B Shares being redeemed. In determining whether a CDSC is applicable, it will be assumed that a redemption is made, first, of Class B Shares representing capital appreciation; second, of Class B Shares representing reinvestment of dividends and capital gain distributions; and finally third, of Class B Shares held by the shareholder for the longest period of time. The CDSC may be waived under the circumstances listed on Appendix C attached hereto.

                           Class B Shares also will be subject to a Rule 12b-1
                  distribution fee and service fee at a combined annual rate of up to 1% of the daily net assets attributable to the Class B Shares. Of this amount, up to 0.75% of the average daily net assets attributable to the Class B Shares is payable to the Distributor as a Rule 12b-1 distribution fee, and 0.25% of the average daily net assets attributable to the Class B Shares is payable as a service fee to service providers pursuant to service agreements between the Trust and such service providers.

                      (c) Class C Shares. "Class C Shares" will be sold to
                  investors at net asset value without the imposition of a front-end sales load. However, an investor's proceeds from a redemption of Class C Shares made within one (1) year after their purchase (the "CDSC Period") generally will be subject to a Contingent Deferred Sales Charge ("CDSC") payable to Phoenix Equity Planning Corp. (the "Distributor"). No CDSC will be imposed on (1) redemptions of Class C Shares that occur after one year after the end of the calendar month in which such shares were purchased; (2) shares derived from reinvestment of dividends and distributions attributable to Class C Shares; or (3) amounts representing an increase in the value of the shareholder's account resulting from capital appreciation above the amount paid for the shares purchased during the CDSC Period. As a result, in effect, the amount of the CDSC applicable to Class C Shares will be assessed on an amount equal to the lesser of the then current market value of the original cost of the Class C Shares being redeemed. In determining whether a CDSC is applicable, it will be assumed that a redemption is made, first, of Class C Shares representing capital appreciation; second, of Class C Shares representing reinvestment of dividends and capital gain distributions; and finally third, of Class C Shares held by the shareholder for the longest period of time. The CDSC may be waived under the circumstances listed on Appendix C attached hereto.

                       Class C Shares also will be subject to a Rule 12b-1
                  distribution fee and service fee at a combined annual rate of up to 1% of the daily net assets attributable to the Class C Shares. Of this amount, up to 0.75% of the average daily net assets attributable to the Class C Shares is payable to the Distributor as a Rule 12b-1 distribution fee, and 0.25% of the average daily net assets attributable to the Class C Shares is payable as a service fee to service providers pursuant to service agreements between the Trust and such service providers.

                           (c) Class M Shares. "Class M Shares" will be sold at
                  net asset value plus a front-end sales load. The sales load will be subject to reductions or elimination for larger purchases, under a quantity discount, under a right of accumulation, or under a letter of intent. The front-end sales load will be subject to certain other deductions permitted by
                  Section 22(d) of the Investment Company Act.

                      Class M Shares also will be subject to a Rule 12b- 1
                  distribution fee and service fee at a combined annual rate of up to 0.50% of the daily net assets attributable to the Class M Shares. Of this amount, up to 0.25% of the average daily net assets attributable to the Class M Shares is payable to the Distributor as a Rule 12b-1 distribution fee, and 0.25% of the average daily net assets attributable to the Class M Shares is payable as a service fee to service providers pursuant to service agreements between the Trust and such service providers.

                  SECTION 4.  Allocation of Expenses.

                           (a) Class Expenses. Each class of shares shall be
                  subject to different class expenses consisting of (1) Rule 12b-a plan distribution and service fees, if applicable to a particular class, and (2) incremental expenses which the Board of Trustees, including a majority of Trustees who are not "interested persons" of the Trust as defined in Section 2(a)19 of the Investment Company Act (the "Independent Trustees") determine should be allocated or charged on a class basis, which expenses shall be limited to any litigation expenses relating solely to the class (collectively, the "Class Expenses").

                           (b) Other Expenses. Except for the Class Expenses
                  discussed above (which will be allocated to the appropriate class), all other expenses incurred by each Fund (such as the management and administrative fees) will be allocated to each class of shares on the basis of the relative net assets of each class of shares.

                           (c) Waivers and Reimbursements of Expenses. The
                  Manager may choose to reimburse or waive Class Expenses on certain classes on a voluntary, temporary basis. The amount of Class Expenses waived or reimbursed by the Manager may vary from class to class. The Manager (or any entity related thereto that charges a fee for a Class Expense) may waive or reimburse its fee for Class Expenses of a class of a Fund in whole or in part only if the revised fee more accurately reflects the relative costs of providing to each class the service for which the Class Expense is charged. In addition, the Manager may waive or reimburse Trust expenses and/or Fund expenses (with or without a waiver of Class Expenses) but only if the same proportionate amount of Trust expenses and/or Fund Expenses are waived or reimbursed for each class. Thus, any Trust expenses that are waived or reimbursed would be credited to each Fund of the Trust according to the relative net assets of the Funds, and in turn credited to each class of each Fund based on the relative net assets of the classes. Similarly, any Fund expenses that are waived or reimbursed would be credited to each class of that Fund according to the relative net assets of the classes.

                           (d) Allocation Worksheet. Attached as Appendix D is
                  an explanation of the effect of the implementation of the multiple class arrangements described in this Plan on the Funds' financial statements.

                  SECTION 5. Allocation of Income. The Funds will allocate income and realized and unrealized capital gains and losses based on the relative net assets of each class of shares.

                  SECTION 6. Exchange Privileges. Shares of a specific class of one Fund may only be exchanged for shares of that same class of any other Fund advised by the Manager that offer an exchange privilege, subject to such conditions as may be imposed from time to time and as disclosed on Appendix E.

                  SECTION 7. Conversions. All Class B Shares of the Funds shall convert automatically to Class A Shares on the first business day of the month next following the eighth anniversary of their issuance. For purposes of calculating the holding period required for such conversion, Class B Shares shall be deemed to have been issued on (1) the date on which the issuance of such Class B Shares occurred or (2) for Class B Shares obtained through an exchange, or a series of exchanges, the date on which the issuance of the original Class B Shares occurred. For purposes of conversion to Class A Shares, shares purchased through the reinvestment of dividends and other distributions will be considered held in a separate sub-account. Each time any Class B Shares in a shareholder's account convert to Class A Shares, a proportionate number of the Class B Shares in the sub-account also will convert to Class A Shares. Class B Shares will convert to Class A Shares on the basis of the relative net asset value of the two classes, without the imposition of any sales load, fee, or other charge. After conversion, the converted shares will be subject to the usual Class A Share service fee.

                  If a Fund adopts and implements a Rule 12b-1 Plan for its Class A Shares (or, if presented to shareholders, implements any amendment to a Rule 12b-1 Plan previously adopted, or any amendment to a services agreement with respect to its Class A Shares), the existing Class B Shares of the Fund will stop converting into Class A Shares unless the Class B shareholders, voting separately as a class, approve the proposal. Should the Class B Shareholders fail to approve such amendment or adoption; The Board of Trustees shall take such action as is necessary to: (1) create a new class (the "New Class A Shares")which shall be identical in all material respects to the Class A Shares as they existed prior to the implementation of the amendment or adoption; and
(2) ensure that the existing Class B Shares will be exchanged or converted into New Class A Shares no later than the date such Class B Shares previously were scheduled to convert to Class A Shares. If deemed advisable by the Board of Trustees to implement the foregoing, and at the sole discretion of the Board of Trustees, such action may include the exchange of all Class B Shares for a new class (the "New Class B Shares"), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the Board of Trustees reasonably believes will not be subject to federal taxation.

                  SECTION 8. Effective Date of Plan. This Plan shall be included as an exhibit to the Trust's Form N-1A Registration Statement pursuant to a post-effective amendment thereto. This Plan shall take effect upon the effectiveness of such post-effective amendment. A majority of the Trustees of the Trust, including a majority of the Independent Trustees, have previously approved the multiple class arrangements and expense allocations described in this Plan as being in the best interests of each class of shares of each Fund and each Fund, individually, and the Trust as a whole.

                  SECTION 9. Amendment. This Plan may not be amended to change materially the provisions of the Plan unless such amendment is approved by a majority of the Trustees of the Trust, including a majority of the Independent Trustees, that such amendment is in the best interests of each class of each Fund and each Fund, individually, and the Trust as a whole.

                                   APPENDIX A
                             TO MULTIPLE CLASS PLAN
                                       OF
                           THE PHOENIX-ENGEMANN FUNDS



Phoenix-Engemann Growth Fund
                  Class A Shares
                  Class B Shares
                  Class C Shares
                  Class M Shares

Phoenix-Engemann Nifty Fifty Fund
                  Class A Shares
                  Class B Shares
                  Class C Shares
                  Class M Shares

Phoenix-Engemann Balanced Return Fund
                  Class A Shares
                  Class B Shares
                  Class C Shares
                  Class M Shares

Phoenix-Engemann Global Growth Fund
                  Class A Shares
                  Class B Shares
                  Class C Shares
                  Class M Shares

Phoenix-Engemann Small & Mid-Cap Fund
                  Class A Shares
                  Class B Shares
                  Class C Shares
                  Class M Shares

Phoenix-Engemann Value 25 Fund
                  Class A Shares
                  Class B Shares
                  Class C Shares
                  Class M Shares

                                   APPENDIX B
                             TO MULTIPLE CLASS PLAN
                                       OF
                           THE PHOENIX-ENGEMANN FUNDS

                          CDSC SCHEDULE AND CDSC PERIOD



                  Class B Shares may be redeemed on any business day at the net asset value per share next determined following receipt of the redemption order, less the applicable contingent deferred sales charge shown in the tables below.

                                           Contingent Deferred Sales Charge as a
     Redemption During                        Percentage of Amount Redeemed
     -----------------                        -----------------------------
1st Year Following Purchase                              5.0%
2nd Year Following Purchase                              4.0%
3rd Year Following Purchase                              3.0%
4th Year Following Purchase                              2.0%
5th Year Following Purchase                              2.0%
                    and Thereafter                       None


     Class C Shares may be redeemed on any business day at the net asset value per share next determined following receipt of the redemption order, less the applicable contingent deferred sales charge shown in the tables below.

                                          Contingent Deferred Sales Charge as a
      Redemption During                      Percentage of Amount Redeemed
      -----------------                      -----------------------------
1st Year Following Purchase                                         1.0%
         and Thereafter                                             None

                                   APPENDIX C
                             TO MULTIPLE CLASS PLAN
                                       OF
                           THE PHOENIX-ENGEMANN FUNDS

                                  CDSC WAIVERS



     CLASS B and C SHARES: The Funds have the ability to waive or reduce the CDSC in some or all of the following circumstances:

     (1) following the death or disability, as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended, of a shareholder if redemption is made within one year of death or disability of the shareholder;

     (2) in connection with certain mandatory distributions from an Individual Retirement Account, or other qualified retirement plan, to a shareholder who has attained the age of 70 1/2;

     (3) in connection with certain redemptions of shares made pursuant to a shareholder's participation in any systematic withdrawal plan adopted by a Fund; and

     (4) in connection with redemptions of shares by tax-exempt employee benefit plans resulting from the enactment of any law or the promulgation by the U.S. Internal Revenue Service or the U.S. Department of Labor of any regulation pursuant to which continuation of the investment of such shares would be improper.

     If the Funds waive or reduce the CDSC, such waiver or reduction will be uniformly applied to all offerees in the class specified. Also, in waiving or reducing the CDSC, the Funds will comply with the requirements of Rule 22d-1 under the Investment Company Act.

     In addition, the Distributor may provide a pro rata refund out of its own assets of any CDSC paid in connection with a redemption of Class B and/or C Shares, the proceeds of which are reinvested in Class B and/or C Shares of the same Fund within 365 days after such redemption.

                                   APPENDIX D
                             TO MULTIPLE CLASS PLAN
                                       OF
                           THE PHOENIX-ENGEMANN FUNDS

                            MULTIPLE CLASS ACCOUNTING

Overview

     The Trust has adopted a multiple class share structure for the Funds. The Funds will offer up to four separate classes of shares. Class A shares will be offered with a front-end sales load ("FESL"). Class B shares will be offered without a FESL, but will be subject to a contingent deferred sales charge ("CDSC"), and are subject to a Distribution Fee computed and prorated on a daily basis equal to the annual rate of 0.75% of average daily net assets. Class C shares will be offered without a FESL, but will be subject to a CDSC, and are subject to a Distribution Fee computed and prorated on a daily basis equal to the annual rate of 0.75% of average daily net assets. Class M shares will be offered with a FESL, will not be subject to a CDSC, but are subject to a Distribution Fee computed and prorated on a daily basis equal to the annual rate of 0.25% of average daily net assets.

Net Asset Value And Dividend/Distribution Determinations

     As a result of differences in fees charged to each class of shares and other circumstances that can cause the net asset values ("NAV") to vary, separate NAV calculations must be performed and separate dividend/distribution declarations must be made for each class of shares.

     The procedures for calculating NAV and dividend distributions depend upon the dividend/distribution policy of each Fund. Presently, it is the Funds' policy to declare dividends from net investment income and distributions from net realized long-term and/or short-term capital gains on at least an annual basis.

Income and Expenses

     In maintaining the records for the Funds, the income, expense, gain and loss accounts must be allocated to each class of shares within each Fund. On a daily basis, income and realized and unrealized gains and losses will be allocated to each class based upon the relative percentage of net assets at the beginning of the day in each class, after such assets are adjusted for the prior business day's capital share transactions.

     On a daily basis, the allocation of expenses to each class of shares will depend upon the nature of each expense. Expenses fall into two categories:

       1. Fund Expenses - expenses attributable to all classes of shares that are allocated based upon the adjusted net assets of each class (Management Fee; Administration Fee; Service Fee and Fiduciary/Audit
          Fees).

       2. Class Expenses - expenses attributable to a specific class of shares (Distribution Fee).

     Prior to determining each day's NAV or dividends/distributions, the following expense items will be calculated as indicated:

Management, Administration, Service and Fiduciary/Audit Fees

     The current day's accrual for Management, Administration and Services Fees will be calculated using the beginning of the day's net assets of each class of shares, before such assets are adjusted for the prior day/s capital share transactions. Fiduciary/Audit Fees are estimated and charged to the Funds daily on a pro rata basis.

Distribution Fee

     The current day's accrual for the Distribution Fee will be calculated using the beginning of the day's net assets, before such assets are adjusted for the prior day's capital share transactions, attributable to Class B,C and M shares.

     In designing accounting procedures and controls relating to the allocation of income and expenses and the calculation of NAV and dividends/distributions for each class of shares, the following objectives must be met:

       1. Determining that class expenses attributable to each class of shares are properly charged to each class of shares and recorded in the Fund's accounting records.

       2. Determining that income and other expenses and realized and unrealized gains and losses are allocated properly to each class of shares based upon the relative percentage of net assets by class.

       3. Determining that undistributed net investment income and undistributed net realized gains and daily NAV calculations for each class of shares are properly calculated.

     To satisfy these objectives, the attached Multiple Class Pricing Worksheet (or its equivalent) must be completed for each Fund employing more than one class of shares.

NAV and Dividends/Distributions

     Dividends from net investment income will be determined as follows:

[bullet] Dividends will be determined pursuant to authority of the Fund's Trustees, before the deduction of class expenses, for all classes of shares combined.

[bullet] From this amount, an amount equal to the per share amount of class expenses accrued during the period to which the dividend relates is subtracted.

[bullet]  The result is the rate per share payable to each class.

     Distributions from net realized capital gains will be determined by dividing the total amount of gains to be distributed as declared pursuant to authority of the Trustees by the total number of shares outstanding of the record date.

     NAV by class will be determined by dividing the ending total net assets by class by the number of shares outstanding in each class. Amounts will be arrived at by completing the Multiple Class Pricing Worksheet (or its equivalent).

Multiple Class Pricing Worksheet

Fund: ___________________________       Date:____________________

                                                       Composite    Class A      Class B     Class C     Class M
---------------------------------------------------------------------------------------------------------------------
1.    Prior Day NAV per Share
---------------------------------------------------------------------------------------------------------------------

        NET ASSET ALLOCATION
---------------------------------------------------------------------------------------------------------------------

2.    Total Net Assets at Beg. of Day
---------------------------------------------------------------------------------------------------------------------

3.    Net Share Activity
---------------------------------------------------------------------------------------------------------------------

4.    Adjusted Total Net Assets
---------------------------------------------------------------------------------------------------------------------

5.    % of Total Net Assets
---------------------------------------------------------------------------------------------------------------------


        INCOME AND EXPENSES
---------------------------------------------------------------------------------------------------------------------

6.    Dividend Income
---------------------------------------------------------------------------------------------------------------------

7.    Interest Income
---------------------------------------------------------------------------------------------------------------------

8.    Total Gross Income
---------------------------------------------------------------------------------------------------------------------

9.    Management Fee
---------------------------------------------------------------------------------------------------------------------

10.   Administration Fee
---------------------------------------------------------------------------------------------------------------------

11.   Service Fee
---------------------------------------------------------------------------------------------------------------------

12.   Fiduciary/Audit Fees
---------------------------------------------------------------------------------------------------------------------

13.   Total Fund Expenditures
---------------------------------------------------------------------------------------------------------------------

14.   Distribution Fee
---------------------------------------------------------------------------------------------------------------------

15.   Total Expenses
---------------------------------------------------------------------------------------------------------------------

16.   Net Investment Income
---------------------------------------------------------------------------------------------------------------------

17.   Dividend Rate
---------------------------------------------------------------------------------------------------------------------

18.   Gross Dividend
---------------------------------------------------------------------------------------------------------------------

                       CAPITAL
---------------------------------------------------------------------------------------------------------------------

19.   Change in Undistributed Net Income
---------------------------------------------------------------------------------------------------------------------

20.   Current Day Share Activity
---------------------------------------------------------------------------------------------------------------------

                                       12



                                                       Composite    Class A      Class B     Class C     Class M
---------------------------------------------------------------------------------------------------------------------

21.   Daily Realized Gain/Loss
---------------------------------------------------------------------------------------------------------------------

22.   Distributions from Net Capital Gains
---------------------------------------------------------------------------------------------------------------------

23.   Change in Unrealized Gain/Loss
---------------------------------------------------------------------------------------------------------------------

24.   Daily Change in Net Assets
---------------------------------------------------------------------------------------------------------------------

25.   Prior Day's Net Assets
---------------------------------------------------------------------------------------------------------------------

26.   Current Day's Net Assets
---------------------------------------------------------------------------------------------------------------------

27.   Current Day's Shares O/S
---------------------------------------------------------------------------------------------------------------------

28.   NAV per Share
---------------------------------------------------------------------------------------------------------------------

29.   Maximum Sales Load
---------------------------------------------------------------------------------------------------------------------

30.   Maximum Offering Price
---------------------------------------------------------------------------------------------------------------------


Prepared by: _____________________     Reviewed by: __________________________

                        MULTIPLE CLASS PRICING WORKSHEET

                                   EXPLANATION



Line #       Explanation
------       ------------
  1.         NAV per share from prior day's worksheet.
  2.         Net Assets at the beginning of the day per line 26 of prior day's worksheet.
  3.         Prior day's net capital share activity, in dollars, as reported in the current day by the Fund's transfer agent.
  4.         Adjusted total net assets for the current day.  Equal to line 2 plus line 3.
  5.         The percentage of net assets each class of shares represents.
             Equal to line 4 for each class divided by composite net assets.
 6-7.        Daily investment income from the Fund's accounting records allocated based on the percentage in line 5.
  8.         Total daily gross income (Sum of lines 6 and 7).
 9-11.       Daily Management, Administration and Service fees
             calculated in accordance with relevant agreements.
             Calculated as appropriate daily rate multiplied by composite net assets at the beginning of the current day
             (line 2) and allocated based on the percentage in line 5.
  12.        Daily Fiduciary/Audit Fees
  13.        Daily Total Fund Expenses. Equal to lines 9 through 12.
  14.        Daily Distribution Fee amount calculated as applicable
             percentage of total net assets for each class (line 2).
  15.        Total of all daily  expenses.  Equal to line 13 plus line 14.
  16.        Total daily net investment income.  Equal to line 8 minus line 15.
  17.        Dividend  rate per share as  declared  by the Board of  Trustees.
  18.        Gross dividend,  if any. Calculated by multiplying line 17 by line 27.
  19.        Daily change in  undistributed  net income.  Equal to line 16 less line 18 . (Will be same as line 16 except on dividend record days.)
  20.        Net dollar amount of capital share transactions for each
             class of shares (from line 3).

Line #       Explanation
------       ------------
  21.        Daily amount of net capital gain/loss  realized in the sale of investments allocated based on the percentage in line 5.
  22.        Distribution  of net  realized  capital  gains as declared by the Board of Trustees.
  23.        Daily change in appreciation/depreciation based on the
             current day's market value of investments allocated to each class based on the percentage of net assets (line 5).
  24.        Daily change in net assets.  Equal to the sum of lines 19
             through 23.
  25.        Closing net assets per prior day's worksheet.
  26.        Current day's total net assets.  Equal to line 24 plus
             line 25.
  27.        Total  number  of  shares  outstanding  at the close of the current day as reported by the Fund's transfer agent.
  28.        Current day's NAV per share.  Equal to line 26 divided by
             line 27.
  29.        Maximum allowable sales load for each class of shares per
             the Funds' prospectus.
  30.        Current day's Maximum Offering Price per share. Equal to
                     line 28 divided by (100% less line 29).

                               FINANCIAL REPORTING



                  The shareholder reports of each Fund will disclose the respective expenses and performance data applicable to each class of Shares as outlined below.

Statement of Assets and Liabilities

          Assets and liabilities and the composition of net assets on a combined basis.

          Net Asset Value per share and Maximum Offering Price per share (where applicable) as follows for each offered class:

                  Net Asset Value per share ($______/______ Shares of beneficial interest) $x.xx Maximum Offering Price per share ($x.xx /> .xxx) $x.xx

Statement of Operations

          Standard reporting format with explicit disclosure of class specific expenses.

Statement of Changes in Net Assets

          Standard reporting format on a combined basis with the addition of explicit disclosure of dividends and distributions paid to each class and transactions in Fund shares (both dollars and shares) for each class either therein or in a separate footnote.


Selected per share data and ratios

          For each required reporting period per share data and ratios will be shown for each class, except for portfolio turnover which will be calculated on a Fund level.

Notes to Financial Statements

          Include a note on methodology for allocating income, expenses and realized and unrealized gains and losses.

          Include a note on transactions in Fund shares (both dollars and shares) for each class for two years if not included in statement of changes in net assets.

          Include in the note describing the distribution agreements disclosure on any class 12b-1 fee arrangements.

                                   APPENDIX E
                             TO MULTIPLE CLASS PLAN
                                       OF
                           THE PHOENIX-ENGEMANN FUNDS

                               EXCHANGE PRIVILEGE

     Shareholders of the Funds Discussed herein may participate in an exchange privilege as described below.

     Shares of a specific class of any Fund may be exchanged for shares that same class of any other Fund.

     An exchange is permitted only in the following circumstances:

     (1) if the Funds offer more than one class of shares, the exchange must be between the same class of shares (e.g., Class A and Class B shares of a multiple class Fund cannot be exchanged for each other);

     (2) exchanges will be on the basis of the shares' relative net asset values (with no sales charge, exchange fee or CDSC);

     (3) the dollar amount of the exchange must be at least equal to the minimum investment applicable to the shares of the Fund acquired through such exchange; and

     (4) the shares of the Fund acquired through exchange must be qualified for sale in the state in which the shareholder resides.

     EXCHANGE PRIVILEGES MAY BE MODIFIED OR SUSPENDED BY THE FUNDS UPON SIXTY
(60) DAYS' PRIOR NOTICE TO SHAREHOLDERS.



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